UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012 (February 7, 2012)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Redemption of Series A Notes

On February 7, 2012, CIT Group Inc. (“CIT”) delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”), as trustee, a notice of CIT’s intention to redeem at par on March 9, 2012 all of its remaining 7% Series A Second-Priority Secured Notes (“Series A Notes”) maturing in 2016 and 2017. Prior to the redemption, there are $1,020,640,925 of Series A Notes maturing in 2016 (which amount excludes the previously announced $500 million redemption settling on February 21, 2012) and $2,932,227,176 of Series A Notes maturing in 2017 outstanding. The Series A Notes were issued on December 10, 2009 in connection with CIT Group Inc.’s reorganization. Including this redemption, approximately $6.5 billion of Series A Notes will be redeemed during the first quarter of 2012.  These redemptions in aggregate will result in the acceleration of fresh start accounting (“FSA”) discount, and therefore increase first quarter 2012 interest expense, by up to $600 million. The final amount of FSA to be accelerated will not be known until after the final redemption has occurred and will be disclosed in the Company’s Form 10-Q for the Quarter ending March 31, 2012.

Following this redemption, none of the Series A Notes will remain outstanding.  Pursuant to the terms of our First-Priority Secured Revolving Credit Facility and Series C Second-Priority Secured Notes (collectively the “First and Second Lien Debt”), following the redemption the First and Second Lien Debt will become unsecured and the liens on the existing collateral will be released upon our completion of certain requirements set forth in our First Lien Revolving Credit Agreement.

A copy of the press release announcing the redemption is attached as Exhibit 99.1. A copy of the Notice to Deutsche Bank is attached as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on February 7, 2012 announcing its redemption of all of the remaining Series A Notes maturing in 2016 and 2017.
99.2	Notice by CIT Group Inc. to Deutsche Bank Trust Company Americas dated February 7, 2012 electing its option to redeem $1,020,640,925 of Series A Notes maturing in 2016 and $2,932,227,176 of Series A Notes maturing in 2017 on March 9, 2012.

Forward-Looking Statement

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)
Date: February 8, 2012	By:	/s/ Scott T. Parker
		Name:	Scott T. Parker
		Title:	Executive Vice President and Chief Financial Officer